Exhibit (g)(9)
AMENDMENT TO DOMESTIC CUSTODY AGREEMENT
AND GLOBAL CUSTODY RIDER
     This AMENDMENT, effective April 1, 2011, is to the DOMESTIC CUSTODY AGREEMENT, dated as of April 4, 2008 (as amended from time to time, the “Agreement”) and the GLOBAL CUSTODY RIDER TO THE AGREEMENT (as amended from time to time, the “Rider”), both by and between J.P. MORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Bank”) and THE VANTAGEPOINT FUNDS, on behalf of itself and each of the series listed on Appendix A thereto (each such fund a “Customer”).
     WHEREAS, the Bank and the Customer desire to amend the Agreement and Rider as set forth below.
     NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:
1.	AMENDMENTS.
(a)	The last sentence of Section 9.1(a) (Term and Termination) of the Agreement shall be replaced with the following:

“Bank may terminate this Agreement on one (1) year’s written notice to Customer.”

(b)	The last sentence of Section 8.4(a) (Termination) of the Rider shall be replaced with the following:

“Bank may terminate this Rider on one (1) year’s written notice to Customer.”

(c)	The term of the Agreement shall be extended for an additional three (3) years beginning April 1, 2011 and ending April 1, 2014.

(d)	Appendix A of the Agreement shall be replaced with the Appendix A attached to this Amendment.

(e)	Schedule A — Fees of the Agreement shall be replaced with the Schedule A attached to this Amendment. New fees shall be in effect beginning April 1, 2011. Bank will guarantee to maintain fees for Customer at the rates set forth in Schedule A for a period of 3 years from April 1, 2011. Should Customer’s relationship with Bank materially change during this period, each party reserves the right in good faith to seek changes to the rates set forth in Schedule A, provided that any amendments to Schedule A’s fee schedule shall be agreed upon in writing and signed by both parties.

2.	MISCELLANEOUS.
(f)	Except as amended hereby, all other terms and conditions of the Agreement and Rider remain unchanged and the Agreement and Rider shall remain in full force and effect.

(g)	Terms not defined in this amendment shall have the meaning assigned to them in the Agreement or Rider, as applicable.

(h)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By: /s/ Patton Johnson
Name: Patton Johnson
Title: Vice President

THE VANTAGEPOINT FUNDS
By:	/s/ Angela Montez
Angela Montez
Secretary

Approved by:	/s/ Elizabeth Glista
Elizabeth Glista
Treasurer

APPENDIX A
FUNDS (each a “Customer”)
Vantagepoint Aggressive Opportunities Fund
Vantagepoint International Fund
Vantagepoint Growth Fund
Vantagepoint Growth & Income Fund
Vantagepoint Equity Income Fund
Vantagepoint Inflation Protected Securities Fund
Vantagepoint Low Duration Bond Fund
Vantagepoint Diversifying Strategies Fund
Vantagepoint Select Value Fund
Vantagepoint Discovery Fund
Vantagepoint Model Portfolio All-Equity Growth Fund
Vantagepoint Model Portfolio Long-Term Growth Fund
Vantagepoint Model Portfolio Traditional Growth Fund
Vantagepoint Model Portfolio Conservative Growth Fund
Vantagepoint Model Portfolio Savings Oriented Fund
Vantagepoint Milestone Retirement Income Fund
Vantagepoint Milestone 2010 Fund
Vantagepoint Milestone 2015 Fund
Vantagepoint Milestone 2020 Fund
Vantagepoint Milestone 2025 Fund
Vantagepoint Milestone 2030 Fund
Vantagepoint Milestone 2035 Fund
Vantagepoint Milestone 2040 Fund
Vantagepoint Milestone 2045 Fund
Vantagepoint Overseas Equity Index Fund
Vantagepoint Mid/Small Company Index Fund
Vantagepoint Broad Market Index Fund
Vantagepoint 500 Stock Index Fund
Vantagepoint Core Bond Index Fund

SCHEDULE A
FEES
Safekeeping, Administration and Transactions
Ad valorem safekeeping and administration charges are applied to the aggregate level of assets held by each Customer at the end of the billing period. In addition, transaction charges are applied to all securities transactions (including receives/delivers versus payment and free, securities loans, repos, redemptions and corporate actions) effected during the billing period. Transaction prices below presume that the Bank receives valid instructions in an electronic format that enables straight-through processing (STP), when applicable; trade instructions that require manual input or repair will incur an additional surcharge.

		Transactions
		(Buys/Sells,
		Receive/Deliver
	Safekeeping & Administration	Free)
Country of
Investment	Basis Points	STP Fee ($)
Argentina	17.00	45.00
Australia	1.25	15.00
Austria	2.00	25.00
Bahrain	35.00	75.00
Belgium	2.00	25.00
Bermuda	45.00	20.00
Brazil	8.00	45.00
Canada	1.50	20.00
Chile	20.00	45.00
China	17.00	45.00
Colombia	30.00	65.00
Cyprus	17.00	45.00
Czech Republic	17.00	45.00
Denmark	1.50	20.00
Egypt	17.00	50.00
Euroclear	1.00	20.00
Finland	1.50	20.00
France	1.00	15.00
Germany	1.00	15.00
Greece	6.00	45.00
Hong Kong	3.00	25.00
Hungary	17.00	45.00
Iceland	20.00	45.00
India	12.00	50.00
Indonesia	12.00	50.00
Ireland	2.00	25.00
Israel	17.00	45.00
Italy	2.00	25.00
Japan	1.00	15.00
Jordan	35.00	75.00
Latvia	20.00	45.00
Luxembourg	6.00	50.00

		Transactions
		(Buys/Sells,
		Receive/Deliver
	Safekeeping & Administration	Free)
Country of
Investment	Basis Points	STP Fee ($)
Malaysia	6.00	45.00
Malta	20.00	45.00
Mauritius	35.00	80.00
Mexico	6.00	45.00
Netherlands	1.25	20.00
New Zealand	4.00	40.00
Norway	1.50	20.00
Oman	30.00	80.00
Pakistan	25.00	80.00
Peru	25.00	65.00
Philippines	12.00	50.00
Poland	17.00	50.00
Portugal	4.00	30.00
Romania	30.00	75.00
Russia	20.00	50.00
Saudi Arabia	30.00	80.00
Singapore	4.00	30.00
Slovakia	25.00	65.00
Slovenia	25.00	50.00
South Africa	5.00	50.00
South Korea	8.00	45.00
Spain	1.50	20.00
Sri Lanka	20.00	45.00
Sweden	1.50	20.00
Switzerland	1.25	20.00
Taiwan	12.00	50.00
Thailand	8.00	35.00
Turkey	10.00	35.00
Ukraine	35.00	80.00
United Arab Emirates	30.00	80.00
United Kingdom	0.90	12.00
United States	0.15	Waived
Venezuela	30.00	80.00

Other Transactions	Fee ($)
Transactions — DTC	Waived
Transactions — FBE	Waived
Transactions — Physical/Private Placement	15.00
Futures/Options	Waived
Redemption — Book Entry	Waived
Redemption — Physical/Private Placement	15.00
Called Bonds	Waived

Other Transactions	Fee ($)
Checks	Waived
Wires	6.00
Interaccount Transfer (Cash and Securities)	Waived
Memo Posting[1]	Waived
Time Deposits	Reference Market Rate Above
Cancelled Trade (in addition to transaction charge)	Reference Market Rate Above
Amendments (in addition to transaction charge)	Reference Market Rate Above
Manual Instruction Surcharge (in addition to transaction charge) [2]	25.00
Electronic Non-STP Surcharge (in addition to transaction charge) [3]	25.00
Manual Corporate Action Instruction[2]	25.00

1	Memos: This fee is generated when assets that are not custodied or controlled by the Bank are posted to the client’s custody account. The fee includes memos that are posted for repo transactions. Other examples may include non-securitized assets that are requested by the client to be posted as an asset to the custody record, such as fund of fund positions, derivatives, or bank loans.

2	Manual Instruction Surcharge: This fee will be generated in addition to standard transaction charges for all faxed instructions sent to the Bank.

3	Electronic Non-STP Surcharge: This fee will be generated in addition to standard transaction charges for all instructions sent to the Bank that failed STP due to client instruction error.

Service	Annual Fee
Control and Collateral Accounts (per account)	Waived

Service	Fee ($)
Class Actions per filing per account	500.00
Form N-MFP (per Customer)	Waived
Proxy Voting - Fees charged by Bank to Customer for providing the Proxy Voting Service, as defined in Section 2.5 of the Rider, are as follows:
Tier A Markets (see list below)	15.00
Tier B Markets (see list below)	30.00
Tier C Markets (see list below)	60.00

Proxy Voting Market Tiers
Tier A Markets			Tier B Markets		Tier C Markets
Australia	Malta	UAE - DFM	Austria	Argentina	Turkey
Bahrain	Mauritius	UAE - ADX	Belgium	Brazil	All Other
Bermuda	Mexico	Ukraine	Czech Republic	Cyprus
Canada	New Zealand	United Kingdom	EuroClear	Denmark
Chile	Oman	United States*	France	Egypt
China	Pakistan	Venezuela	Germany	Finland
Colombia	Philippines		Greece	Iceland
Hong Kong	Russia		Hungary	Latvia
India	Singapore		Italy	Luxembourg
Indonesia	Slovakia		Netherlands	Norway
Ireland	South Africa		Portugal	Peru
Israel	South Korea		Saudi Arabia	Poland
Jamaica	Spain			Romania
Japan	Sri Lanka			Slovenia
Jordan	Taiwan			Sweden
Malaysia	Thailand			Switzerland

*	No charge if manager instructs ADP directly